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                                                                    EXHIBIT 10.6

                                  EXEL LIMITED

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                         DIRECTORS STOCK & OPTION PLAN

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          1.  Purposes.  The purposes of the Directors Stock & Option Plan are to advance the interests of EXEL Limited and its shareholders by providing a means to attract, retain, and motivate non-employee directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

          2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.
          (c) "Company" means EXEL Limited, a corporation organized under the laws of the Cayman Islands, or any successor corporation.
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          (d) "Director" means a non-employee member of the Board.

          (e) "Fair Market Value" means, with respect to Shares on any day, the following:

          (i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Shares on the day preceding the date in question on the stock exchange which is the primary market for the Shares, as such price is officially quoted on such exchange. If there is no reported sale of Shares on such exchange on such date, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists; and

          (ii) If the Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the Fair Market Value shall be the closing selling price per share of Shares on the day preceding the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no reported closing selling price for Shares on such date, then the closing selling price on the
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     last preceding date for which such quotation exists shall be determinative of Fair Market Value.

          (f) "Fiscal Year" means a twelve-month period beginning on December 1 and ending on November 30.

          (g) "Option" means a right, granted under Section 5, to purchase
Shares.

          (h) "Participant" means a Director who has been granted a Director's Option or who has elected to defer compensation under the Plan.

          (i) "Plan" means this Directors Stock & Option Plan.

          (j) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934.

          (k) "Shares" means ordinary shares, $.01 par value per share, of the Company.

          3. Administration. To the extent the Plan relates to Director's options, it is intended to operate automatically and not require administration. However, to the extent that administration is necessary with respect to such grants, the Plan shall be administered by the Secretary of the Company.
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Since the Director's Options are awarded automatically, this function will be limited to ministerial matters. The plan administrator will have no discretion with respect to the selection of Director optionees, the determination of the exercise price of Director's Options, the timing of such grants or number of Shares covered by the Director's Options. The portion of the Plan which relates to a Director's election to defer receipt of all or part of his or her annual retainer shall also be administered by the Secretary of the Company. Since the deferral of compensation is based on elections by Directors, this function will be limited to ministerial matters.

          4.  Shares Subject to the Plan.

          (a) Subject to adjustment as provided in Section 5(f), the total number of Shares reserved for issuance under the Plan shall be 250,000. If any Shares subject to an Option hereunder are forfeited, cancelled, exchanged or surrendered any Shares counted against the number of Shares reserved and available under the Plan with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange or surrender, again be available under the Plan.

          (b) Any Shares distributed pursuant to an Option or as payment of deferred compensation may consist, in whole or in part, of authorized and unissued Shares or treasury Shares in-
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cluding Shares acquired by purchase in the open market or in private transactions.

          5.  Director's Options.

          (a) Initial Grant. Each Director in office on December 1, 1993 shall be granted, on December 1, 1993, an Option to purchase 1,500 Shares with an exercise price equal to $43.375 (the Fair Market Value of one Share on December 1, 1993); provided, however, that such Options are contingent on, and shall be exercisable only upon, approval of this Plan by the affirmative votes of the holders of a majority of voting securities of the Company. Each Director who is first elected to the Board subsequent to December 1, 1993 shall be granted an Option to purchase 1,500 Shares on the date such Director is first elected to the Board and such Option shall have an exercise price equal to 100% of the Fair Market Value of one Share at the date of grant; provided, however, that such price shall be at least equal to the par value of a Share.

          (b) Annual Grant. On December 1 of each year, beginning with December 1, 1993, each Director in office on such date shall automatically be granted an Option to purchase 500 Shares with an exercise price equal to 100 percent of the Fair Market Value of one Share at the date of grant; provided, however, that such price shall be at least equal to the par value of a Share; and provided, further however, that such Options
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granted on December 1, 1993 are contingent on, and shall be exercisable only upon, approval of this Plan by the affirmative votes of the holders of a majority of voting securities of the Company.

          (c) Exercisability. Except as provided in paragraphs (a) and (b) above with respect to Options granted on December 1, 1993, each Option granted to a Director under this Plan shall be fully exercisable on the date of grant and shall expire on the tenth anniversary of the date of grant. Exercisability of an Option shall not be dependent upon the Director's continuing service on the Board.

          (d) Time and Method of Exercise. The exercise price of an Option shall be paid to the Company at the time of exercise in cash.

          (e) Nontransferability. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Director, an Option shall be exercisable only by him or her or by his or her guardian or legal representative.

          (f) Adjustments. In the event that subsequent to the Effective Date any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolida-
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tion, spin-off, combination, repurchase, or share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation, then in order to maintain the proportionate interest of the Directors and preserve the value of the Director's options, (i) there shall automatically be substituted for each Share subject to an unexercised Director's Option and each Share to be issued under this Section 5 subsequent to such event the number and kind of Shares or other securities into which each outstanding Share shall be changed or for which each such Share shall be exchanged, (ii) the exercise price shall be increased or decreased proportionately so that the aggregate purchase price for the Shares subject to any unexercised Director's Option shall remain the same as immediately prior to such event, and (iii) the number and kind of Shares available for issuance under the Plan shall be equitably adjusted in order to take into account such transaction or other change.

          (g) Nonqualified Options. All Options granted under the Plan shall be nonqualified options, not entitled to special tax treatment under Section 422 of the Code.
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          6.  Director's Fees

          (a) Each Director may make an irrevocable election on or before the November 30 preceding the beginning of a Fiscal Year of the Company by written notice to the Company, to defer payment of all or a designated portion (in increments of $5,000) of the cash compensation otherwise payable as his or her annual retainer for service as a Director for the next Fiscal Year; provided, however, that, except with respect to compensation payable prior to January 1, 1994, such election shall be effective only with respect to compensation that becomes payable after the date six months following the date such election is made.

          (b) Deferrals of compensation hereunder shall continue until the Director notifies the Company in writing, prior to the commencement of any Fiscal Year, that he wishes his compensation for such Fiscal Year and all succeeding periods to be paid in cash on a current basis; provided, however, that a deferral election may not be revoked or changed except as to payments made at least six months after any such election to revoke or change is made in writing.

          (c) All compensation which a Director elects to defer pursuant to this
Section 6 shall be credited in the form of units to a bookkeeping account maintained by the Company in the
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name of the Director. Each such unit shall represent the right to receive one
Share at the time determined pursuant to the terms of the Plan. In consideration for forgoing cash compensation, the number of units so credited will be equal to the number of Shares having an aggregate Fair Market Value (on the date the compensation would otherwise have been paid) equal to 110% of the amount by which the Director's cash compensation was reduced pursuant to the deferral election. Notwithstanding any other provision of this Plan, in the case of any deferral election made prior to the date of approval of this Plan by the affirmative votes of the holders of a majority of voting securities of the Company the crediting of Share units to the Director's bookkeeping account shall be contingent on such shareholder approval. If such shareholder approval is not obtained within one year from the Effective Date of this Plan, compensation deferred pursuant to a prior election hereunder will be paid to the Director in cash at the end of such year.

          (d) If any dividends are payable on Shares during the deferral period, dividend equivalents equal to the dividend that would have been payable on the units credited to a Director's account if such units had constituted Shares shall be paid to the Director in cash at the time the corresponding dividends are paid on Shares.
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          (e) The amount to which a Director is entitled hereunder that is represented by Share units shall be distributed to the Director, whether or not the Director's service continues, in the form of one Share for each Share unit in accordance with the following schedule:

     Percentage
     of Unit              Time of Distribution
     ----------    -------------------------------------
          20       1st anniversary of Date Unit Credited
          20       2nd anniversary of Date Unit Credited
          20       3rd anniversary of Date Unit Credited
          20       4th anniversary of Date Unit Credited
          20       5th anniversary of Date Unit Credited


          (f) The right of a Director to amounts described hereunder (including Shares) shall not be subject to assignment or other disposition by him or her other than by will or the laws of descent and distribution. In the event that, notwithstanding this provision, a Director makes a prohibited disposition, the Company may disregard the same and discharge its obligation hereunder by making payment or delivery as though no such disposition had been made.

          7.  General Provisions.

          (a) Compliance with Legal and Trading Requirements. The Plan shall be subject to all applicable laws, rules and regulations, including, but not limited to, U.S. federal and state laws, rules and regulations, and to such approvals by any
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regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under the Plan and under any Option until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any U.S. state or federal law, rule or regulation or under laws, rules or regulations of other jurisdictions as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under U.S. federal or state law or under the laws of other jurisdictions.

          (b) No Right to Continued Service. Neither the Plan nor any action taken thereunder shall be construed as giving any Director the right to be retained in the service of the Company or any of its subsidiaries or affiliates, nor shall it interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate any Director's service at any time.
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          (c) Taxes. The Company is authorized to withhold from any Shares delivered under this Plan or on exercise of an Option, any amounts of withholding and other taxes due in connection therewith, and to take such other action as the Company may deem advisable to enable the Company and a Participant to satisfy obligations for the payment of any withholding taxes and other tax obligations relating thereto. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

          (d) Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any U.S. federal law or regulation (including Rule 16b-3, if applicable) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any Option
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theretofore granted to him or her or compensation previously deferred by him or her hereunder. Notwithstanding the other provisions of this paragraph, Section 5 and the other provisions of this Plan applicable to Director's Options may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          (e) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Option or a deferral election, nothing contained in the Plan or any Option shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Company may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Company otherwise determines with the consent of each affected Participant.

          (f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as cre-
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ating any limitations on the power of the Board to adopt such other compensation arrangements as it may deem desirable, including, without limitation, the granting of options on Shares and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          (g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option. Cash shall be paid in lieu of such fractional Shares.

          (h) Governing Law. The validity, construction, and effect of the Plan and any Option shall be determined in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

          (i) Effective Date; Plan Termination. The Plan shall become effective as of December 1, 1993 (the "Effective Date"), upon approval by the affirmative votes of the holders of a majority of voting securities of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date, or, if earlier, at such time as no Shares remain available for issuance pursuant to Section 4, and the Company has no further obligations with respect to any Option granted or compensation deferred under the Plan.
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          (j) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                        FIRST AMENDMENT TO EXEL LIMITED
                         DIRECTORS STOCK & OPTION PLAN


     The EXEL Limited Directors Stock & Option Plan (the "Plan") is hereby amended, effective as of December 1, 1995, as follows; provided, however, that this amendment, and the grant of the additional Options provided for herein, shall be contingent upon approval of this amendment by the affirmative votes of the holders of a majority of voting securities of EXEL Limited at a meeting duly held during calendar year 1996.

     1.  Section 5(b) of the Plan is hereby amended to read as follows:

          "(b) Annual Grant. On December 1 of each year, beginning with December 1, 1995, each Director in office on such date shall automatically be granted an Option to purchase 1000 Shares with an exercise price per share equal to 100 percent of the Fair Market Value of one Share at the date of grant; provided, however, that such price per share shall be at least equal to the par value of a Share."

                       SECOND AMENDMENT TO EXEL LIMITED
                         DIRECTORS STOCK & OPTION PLAN


     The EXEL Limited Directors Stock & Option Plan (the "Plan") is hereby amended, effective as of December 4, 1996, as follows.

     1.   Section 5(a) of the Plan is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding the foregoing, effective December 4, 1996, no additional Options will be granted under this Section 5(a)."

     2.   Section 5(b) of the Plan is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding the foregoing, effective December 4, 1996, no additional Options will be granted under this Section 5(b)."

     3.   Section 6(a) of the Plan is hereby amended by deleting "November 30"

therefrom and replacing it with "October 31 immediately."

     4.   Section 6(a) of the Plan is hereby further amended by deleting the following therefrom:

     "; provided, however, that, except with respect to compensation payable prior to January 1, 1994, such election shall be effective only with respect to compensation that becomes payable after the date six months following the date such election is made."

     5.   Section 6(b) of the Plan is hereby amended to read as follows:

          "(b) Deferrals of compensation hereunder shall continue until the Director notifies the Company in writing, on or prior to the October 31 immediately preceding the commencement of any Fiscal Year, that he wishes his compensation for such Fiscal Year and all succeeding periods to be paid in cash on a current basis."

     6. Section 7(d) of the Plan is hereby amended by deleting the last sentence thereof.